EXHIBIT 5.1



                                                           212-806-5400


July 16, 1996

Pharmaceutical Formulations, Inc.
460 Plainfield Avenue
Edison, NJ 08818-1904

Gentlemen:

We have acted as counsel to Pharmaceutical Formulations, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the proposed issuance of up to 1,125,000 shares (the "Original Shares") of the Common Stock, $0.08 par value (the "Common Stock") of the Company, pursuant to the Company's 1994 Stock Option Plan, 1994 Blackshire Stock Option Plan, 1994 Callahan Stock Option Plan and 1994 Cheesman Stock Option Plan (collectively, the "Plans"), and such additional shares (the "Additional Shares") as may be issued pursuant to the antidilution provisions of the Plans. The Original Shares and the Additional Shares are hereinafter referred to together as the "Shares."

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Plans and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued under the circumstances contemplated in the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan

STROOCK & STROOCK & LAVAN

                                  EXHIBIT 24.2


                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 30, 1995 relating to the consolidated financial statements and schedule of Pharmaceutical Formulations, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1995.


 /s/ BDO Seidman LLP
BDO SEIDMAN LLP


Woodbridge, New Jersey
July 16, 1996